UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2008

DCP MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

DELAWARE	001-32678	03-0567133
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

370 17th Street, Suite 2775
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 633-2900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement.

On September 10, 2008, DCP Midstream Partners, LP (the “Partnership”) entered into an Agreement of Purchase and Sale (the “Purchase Agreement”) with Ganesh Energy, LLC (“Ganesh”) and Gas Processing & Pipeline, LLC (“GPP”; Ganesh and GPP together called “Seller”). Under the terms and conditions of the Purchase Agreement, the Partnership will acquire from Seller all of the membership interests (the “Membership Interests”) of Michigan Pipeline & Processing, LLC, that owns and operates certain natural gas gathering, treating, and pipeline assets in Michigan (the “Assets”).

The Partnership will pay Seller a purchase price of $145 million in cash for the Membership Interests, subject to certain customary post-closing purchase price adjustments (the “Acquisition”). In addition, the Partnership and Seller have entered into a separate Contingent Payment Agreement that becomes effective at closing and provides for a potential payment by the Partnership to Seller of up to an additional $15 million depending upon the amount of earnings generated by the Assets after a three year period. The Purchase Agreement contains customary representations, warranties and covenants. The Acquisition is expected to close in October 2008, subject to the satisfaction of various closing conditions, including, among others the termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Partnership intends to pay for the Assets with debt.

In connection with the Acquisition, the Partnership and an affiliate of Seller have also entered into a separate Natural Gas Treating Agreement that provides Seller’s affiliate with available treating capacity on certain of the Assets. This agreement becomes effective at closing and provides for Seller’s affiliate to pay the Partnership up to $1.5 million annually for up to nine years for this service; however, this agreement may be terminated earlier if certain performance criteria concerning the Assets are satisfied. The payment obligation under this agreement is supported by a letter of credit from the Seller and its affiliates.

Item 7.01 Regulation FD Disclosure.

On September 11, 2008, the Partnership issued a press release announcing the signing of the Purchase Agreement. A copy of the press release is being furnished and is attached as Exhibit 99.1 hereto and incorporated into this Item 7.01 by reference. In accordance with General Instruction B.2 of Form 8-K, the press release shall not be deemed “filed” for the purpose of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or Exchange Act of 1934, each as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
Exhibit 99.1	Press Release dated September 11, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP MIDSTREAM PARTNERS, LP

By:	DCP MIDSTREAM GP, LP
its General Partner

By:	DCP MIDSTREAM GP, LLC
its General Partner

By:	/s/ Michael S. Richards
Name:Michael S. Richards Title:Vice President, General Counsel and Secretary

September 11, 2008

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